UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	FileNumber)	Identification No.)

415 Madison Avenue, 15th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

646-673-8435
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(i) On February 6, 2008, we ("Global") entered into a Business and Royalty Agreement (the “Agreement”) with Covanta Energy Corporation ("Covanta") under which Global granted to Covanta various rights to the extent such rights are currently held or hereafter held by Global, for the use, practice, and improving of a technology for the conversion of waste materials containing hydrocarbons into diesel oil (the "Technology"). Such rights include an exclusive right in the US and the non-exclusive right in China, the UK and the Republic of Ireland for projects using household waste (as defined in the Agreement); an exclusive right in US, China, the UK and the Republic of Ireland for projects using contracted waste (as defined in the Agreement); an exclusive right in the applicable areas of the US for projects using radial biomass (as defined in the Agreement); a non-exclusive right in US, China, the UK and the Republic of Ireland for projects using commercial waste (as defined in the Agreement); and a right to sell systems based on the Technology ("Systems") to governmental organizations (as defined in the Agreement) subject to the terms of the license agreement executed between Covanta and AlphaKat-Global Energy GmbH described above.

Subject to Covanta's prior written approval and under certain conditions, Global shall be allowed to pursue specified small scale projects utilizing the Technology with household waste (as defined in the Agreement), initiated and developed by Global in certain areas in the US. Covanta shall have the right to participate in any such project (invest 65% of the equity and fund 65% of the development costs).

Subject to certain exceptions, Covanta grants Global the right to invest 10% - 35% of the equity in projects initiated by Covanta using the Technology to be developed by Covanta. Covanta shall be reimbursed for third party development costs in each project from the initial equity invested by the parties therein and shall be entitled to a development fee for such projects.

Each future joint project shall be owned and operated by a limited liability company established for each such project. The right of each party to sell its portion in any such future joint project shall be subject to certain restrictions and conditions, including a right of first offer at a price in accordance with a formula and an appraisal process to be negotiated at the time the parties establish the applicable limited liability company.

The Agreement includes certain provisions for the erection of a demonstration plant, and Covanta shall be responsible for financing 100% of its costs. If Covanta terminates its rights to the Technology, it will disassemble the demonstration plant and make it available for pick-up by Global at no cost to Global.

Covanta shall pay to Global a royalty equal to 10% of the gross revenues derived from the sale of diesel oil in each project for a period of 20 years from the date the applicable project achieves commercial operation. If certain key assumptions provided by Global regarding the Technology prove to be incorrect, the amount of the royalty can be reduced.

The term of this agreement shall expire on Dec. 31, 2047.

(ii) On February 6, 2008, in connection with the Business and Royalty Agreement described above, AlphaKat-Global Energy GmbH (AKGE) (our 50% subsidiary) executed a License Agreement (the “License”) with Covanta Energy Corporation under which Covanta was granted certain rights to use, practice and make improvements to the Technology.

The nature of the rights to use, practice and make improvements to the Technology, are subject to certain pre-conditions regarding the purchase of a minimum number of systems based on the Technology for the conversion of waste materials containing hydrocarbons into diesel oil (the "Systems"). Covanta's rights shall be non-exclusive, as long as Covanta has not (i) issued a purchase order for a demonstration plant, and (ii) placed purchase orders for five additional Systems. Once Covanta has satisfied these conditions, Covanta's rights during the initial ten (10) years of the agreement (which may be extended for an additional five (5) years) shall be as follows: an exclusive right in the US and a nonexclusive right in China, UK and the Republic of Ireland for projects using household waste (as defined in the License); an exclusive right in the US, China, UK and the Republic of Ireland for projects using contracted waste (as defined in the License); an exclusive right in applicable areas of the US for projects using radial biomass (as defined in the License); and a nonexclusive right in the US, China, UK and the Republic of Ireland for projects using commercial waste (as defined in the License). Covanta shall also have the right to arrange for the sale of Systems to governmental organizations on the terms set forth in the License.

All purchase orders for Systems are to be made with AlphaKat GmbH, the owner of the Technology, but shall be placed through AlphaKat-Global Energy GmbH. AlphaKat-Global Energy GmbH is to receive a 10% commission from the sale of all Systems, half of which shall be payable to American Renewable Diesel, LLC subject to the Business and Development Agreement described in part (iv) below.

Dr. Christian Koch, the president of AlphaKat GmbH, has ratified the agreement and agreed that AlphaKat GmbH has granted and/or shall grant AKGE sufficient rights to enable it to grant all rights granted to Covanta under the agreement.

The term of this agreement shall expire on July 1, 2047.

(iii) On February 6, 2008, we executed a Business and Development Agreement with Renewable Diesel, LLC ("Renewable") (an affiliate of Trianon Partners and of American Renewable Diesel, LLC), under which the parties shall have the right to identify and develop certain projects to convert feedstock to diesel ("Projects") using the Technology, in New York, California and Texas (the "Territory"), which may under certain conditions be expanded to include Florida and New Jersey as well.

Renewable and Global will each have the right to identify and develop Projects in the Territory, subject to the terms of the agreement. If Global identifies a Project, Renewable shall be entitled to invest up to 25% of the total required equity (or such higher amount offered by Global at it sole discretion). If Renewable identifies a project, Global shall be entitled to invest up to 51% of the total required equity (and Covanta up to 24% of the total required equity). In all Projects, Renewable shall manage the projects and shall be entitled to development fees in the amount of $100,000 for each KDV 500 System included in the project (up to $ 2 million). The agreement also includes certain provision regarding the funding of the projects.

Each future joint project shall be owned and operated by a limited liability company established for such project. The right of each party to sell its portion in any such future joint project shall be subject to certain restrictions and conditions, including a right of first offer at a price in accordance with a formula and an appraisal process to be negotiated at the time the parties establish the applicable limited liability company.

The term of this agreement shall expire on Dec. 31, 2047.

(iv) On February 6, 2008, in connection with the Business and Development Agreement described in (iii) above, AlphaKat-Global Energy GmbH (AKGE) (our 50% subsidiary) executed a License Agreement with American Renewable Diesel, LLC, ("American") (an affiliate of Trianon Partners and of Renewable), which granted American certain exclusive rights to market and sell systems (the "Systems"), based on the Technology in California, New York and Texas (the "Territory"). Subject to satisfaction of certain minimum sale requirements, the Territory may be expanded to include also New Jersey and Florida. The Territory may also be reduced and/or exclusive rights may become non-exclusive rights, depending on whether minimum sale requirements are satisfied.

All purchase orders for systems are to be made by the ultimate purchaser directly with AlphaKat GmbH, but are to be placed through AKGE.

American is to receive a 5% commission on all sales in the Territory. Systems sold to Covanta shall be credited to American, regardless of whether such Systems are for use inside or outside the Territory

Dr. Christian Koch, the president of AlphaKat GmbH, has ratified the agreement and agreed that AlphaKat GmbH has granted and/or shall grant AKGE sufficient rights to enable it to grant all rights granted to American under the agreement.

The term of this agreement shall expire on July 1, 2028.

The summary of the foregoing are qualified in its entirety by reference to the Business and Royalty Agreement with Covanta, the License Agreement between AKGE and Covanta, the Business and Development Agreement with Renewable, and the License Agreement between AKGE and American, which are filed as Exhibits 10.1 - 10.4 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

On February 6, 2008, we executed a Termination Agreement, terminating by mutual consent our Consulting Agreement with Trianon Partners executed on October 24, 2007.

Item 9.01. Financial Statements and Exhibits.

10.1	Business and Royalty Agreement, dated as February 6, 2008, between Global Energy Inc. and Covanta Energy Corporation (portions omitted pursuant to a request for confidential treatment).

10.2	License Agreement, dated as of February 6, 2008, between AlphaKat - Global Energy GmbH and Covanta Energy Corporation (portions omitted pursuant to a request for confidential treatment).

10.3	Business and Development Agreement, dated as February 6, 2008, between Global Energy Inc. and Renewable Diesel, LLC.

10.4	License Agreement, dated as of February 6, 2008, between AlphaKat - Global Energy GmbH and American Renewable Diesel, LLC (portions omitted pursuant to a request for confidential treatment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.
By: /s/ Asi Shalgi
Asi Shalgi
President and Chief Executive Officer
Date: February 11, 2008